EXHIBIT 31.1

CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Tania M. Torruella, certify that:

1.  I have reviewed this annual report on Form 10-KSB of TMT Capital Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present, in all material respects, the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.  As the small business issuer's only certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and, subject to paragraph 5, below, I have

(a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being  prepared;

(b)  Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)  Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. (a) I did not evaluate the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) as of the end of the period covered by this report based upon the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) due to the fact that the small business issuer does not have the personnel resources nor technological infrastructure in place to perform this evaluation.  Based upon discussions with our auditors and other advisors, I believe that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below.  This was due to deficiencies that existed in the design or operation of our internal control over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

(b)  A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 2) or combination of control deficiencies, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected.  The matters involving internal controls and procedures that I consider to be material weaknesses under the standards of the PCAOB were: (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures and (2) inadequate segregation of duties consistent with control objectives.  I identified these material weaknesses in connection with the audit of our financial statements as of December 31, 2007.  In light of these material weaknesses, I and the small business issuer’s internal and external auditors performed additional analyses and other post-closing procedures to ensure that the small business issuer’s financial statements were prepared in accordance with generally accepted accounting principles.  Accordingly, as the small business issuer’s sole certifying officer, I believe that the consolidated financial statements included in this report fairly present, in all material respects, the small business issuer’s financial condition, results of operations and cash flows for the periods presented.

6. As the only certifying officer, I have disclosed, based on my most recent evaluation of internal control over financial reporting to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a)  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: June 18, 2008
	By:	/s/ Tania Torruella
Tania Torruella Chief Executive Officer and Interim Chief Financial Officer